                  PURCHASE AND SALE AGREEMENT

           THIS AGREEMENT, dated (for reference purposes only) this 11th day of April, 1996, is made by and between PRUDENTIAL ACQUISITIONS FUND I, L.P. ("Seller") and NNW REAL ESTATE, INC., a California corporation ("Buyer"), who for valuable consideration received agree as follows:

      1. Purchase and Sale of Property. Subject to the terms and conditions herein, Seller agrees to sell and Buyer agrees to purchase all of Seller's right, title and interest in the property commonly known as 15301 Shoemaker Avenue, Norwalk, California, which is more particularly described as follows:

           1..1 Land. All of the land situated in Los Angeles County, State of California, which is legally described in Exhibit A attached hereto (the "Land");

           1..2 Improvements. All of Seller's right, title, and interest in and to the buildings, structures, fixtures and other improvements located on the Land (the "Improvements");

           1..3 Personal Property. All of Seller's right, title, and interest, if any, in the tangible personal property, if any, located in the Improvements or on the Land as of the date hereof, and used in connection with the ownership and operation of the Land and Improvements (the "Personal Property"); and

           1..4 Lease. All of Seller's interest as lessor and landlord under that certain Lease (the "Lease") dated January 29, 1993, by and between Weber Distribution Warehouses, Inc., a California corporation ("Weber") as "Lessee" and Seller as "Lessor" pursuant to which Weber leases the Land and Improvements.

           The Land and Improvements are herein collectively referred to as the "Real Property". The Land, Improvements, Personal Property and Lease are herein collectively referred to as the "Property".

      2. Purchase Price. Subject to the closing adjustments and prorations described below, Buyer shall pay to Seller as the purchase price for the Property the sum of SIX MILLION SIX HUNDRED THOUSAND AND NO/100THS DOLLARS ($6,600,000.00) (the "Purchase Price"), in the following manner:

           2..1 Earnest Money. Upon execution of this Agreement, Buyer shall deposit an amount equal to FIFTY THOUSAND AND NO/100THS DOLLARS ($50,000.00) (the "Earnest Money Deposit") with Stewart Title Insurance Company (the "Escrow Holder"). Escrow Holder shall place the deposit of the Earnest Money Deposit in an interest bearing account. Interest shall inure to Buyer. Upon the Close of Escrow (as hereinafter defined), the Earnest Money Deposit and interest earned in Escrow thereon shall be applied against the Purchase Price.

           2..2 Cash at Closing. On or before the Closing Date (as here-inafter defined) or such earlier date as may be required by Escrow Holder, Buyer shall deposit with Escrow Holder, in immediately available funds, the balance of the Purchase Price, plus any closing costs payable hereunder by Buyer and plus or minus closing adjustments and prorations.

      3. Close of Escrow. An escrow (the "Escrow") for the purchase and sale contemplated by this Agreement shall be opened with Escrow Holder. Buyer and Seller agree that such Escrow shall be closed and the purchase and sale shall be consummated ("Close of Escrow" or "Closing") on a date (the "Closing Date") mutually acceptable to Buyer and Seller but in any

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  event not later than the date ("Outside Closing Date") that is sixty (60)
  days after the expiration of the Inspection Contingency Period as defined in Section 4.1, below, in the following manner:

           3..1  Seller's Deliveries into Escrow.  Prior to the Closing
  Date, Seller shall deliver to Escrow Holder the following (all documents shall be duly executed by Seller and shall be acknowledged where required):

                (a) A grant deed to the Real Property (the "Deed"), in the form attached hereto as Exhibit B;

                (b) A bill of sale with respect to Seller's right, title, and interest, if any, in the Personal Property, in the form attached hereto as Exhibit C;

                (c) Certificates from Seller establishing that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code, in the form attached hereto as Exhibit F, and if necessary, that Seller is not subject to withholding under corresponding provisions of state law;

                (d) Seller's written instructions to close Escrow not inconsistent with the terms of this Agreement;

                (e) A duplicate original of an assignment and assumption of the Lease ("Assignment of Lease") in the form attached hereto as Exhibit D; and

                (f) Seller's originals of the Lease and the letter of credit posted by Weber as the security deposit under the Lease.

  Upon the Closing, Seller shall also deliver to Buyer, outside of Escrow, all documents, records, files and other property owned by or possessed or controlled by Seller and which relate or pertain to the Property, including all keys, plans and specifications, reports, files, and guaranties and warranties, together with any assignments of the foregoing reasonably requested by Buyer and any assignment of intangible property relating or pertaining to the Property which is reasonably requested by Buyer.

           3..2 Buyer's Deliveries into Escrow.  Prior to the Closing
  Date, Buyer shall deliver to Escrow Holder the following (all documents shall be duly executed by Buyer and shall be acknowledged where required):

                (a) The Purchase Price (net of the Earnest Money Deposit and interest earned in escrow thereon), plus any closing costs payable hereunder by Buyer and plus or minus closing adjustments and prorations;

                (b) Buyer's written instructions to close Escrow not inconsistent with the terms of this Agreement;

                (c)  A duplicate original of the Assignment of Lease; and

                (d) Acknowledgment of Tenant in the form of Exhibit E hereto, executed by Weber.

           3..3  Escrow Holder's Duties.  On the Closing Date, Escrow
  Holder shall close escrow by taking the following actions in the following order:

                (a) Recording all documents as may be necessary to clear title in accordance with the requirements of this Agreement;

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                (b)  Recording the Deed;

                (c) Paying all closing costs and making all prorations in accordance with the terms of this Agreement and a statement of adjustments and prorations prepared by Buyer and Seller and delivered to Escrow Holder prior to the Closing Date;

                (d) Delivering to Buyer the Title Policy (as hereinafter defined), Escrow Holder's certified closing statement, and an original of each of the documents described in Sections 3.1(a) through 3.1(c), 3.1(e) and 3.1(f); and

                (e) Delivering to Seller, by wire transfer, the Purchase Price plus or minus closing adjustments and prorations; and delivering to Seller, on or promptly after the Closing Date, Escrow Holder's certified closing statement, a duplicate original of the Title Policy, conformed copies of the Deed, and an original of each of the documents described in Sections 3.2(c) and 3.2(d).

           3..4 Escrow Instructions. In the event that Buyer or Seller execute separate escrow instructions prepared or requested by Escrow Holder, such separate escrow instructions shall constitute separate agreements between Escrow Holder on the one hand, and Buyer or Seller, as the case may be, on the other hand, and shall not constitute agreements between Buyer and Seller. Such separate escrow instructions shall be enforceable only to the extent not inconsistent with this Agreement.

      4.   Inspection Contingency Period.

           4..1 Within 15 days following execution of this Agreement by Buyer and Seller, Seller shall deliver to Buyer or make available in Los Angeles true copies of all of the following documents:

                (a) A current preliminary title report or preliminary title commitment (the "Title Report") issued by Stewart Title Insurance Company (the "Title Company"), and copies prepared by the Title Company of all documents identified as exceptions in the Title Report;

                (b) A current ALTA survey or current ALTA update of a prior survey of the Real Property, in a form acceptable to the Title Company for use in issuing an ALTA extended coverage form of the Title Policy (the "Survey"), and any earlier ALTA surveys of the Real Property in Seller's files or, to Seller's actual knowledge, under its control; and

                (c) Any other documents in Seller's possession or, to Seller's actual knowledge, under Seller's control and which relate to the Property, including all environmental reports, plans and specifications, guarantees, and warranties.

           Buyer shall have the right to have unrestricted access during normal business hours to all of Seller's files which relate to the Property, such access to be given upon reasonable advance notice by Buyer of Buyer's desire for such access from time to time. Anything to the contrary in the foregoing notwithstanding, Buyer shall not have access to, and Seller shall not be obligated to deliver to Buyer, any documents that are confidential, proprietary or privileged.

           Buyer shall have a period of time (the "Inspection Contingency Period") to conduct its due diligence review, inspection, and investigation of the Property, as described below. The Inspection Contingency Period

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  shall commence upon execution of this Agreement by Buyer and Seller, and shall continue for forty-five (45) days.

           4..2 During the Inspection Contingency Period Buyer, Seller and the Title Company shall negotiate in good faith to resolve any title issues identified by Buyer, and to develop a form of a final title commitment or pro-forma title policy (the "Title Commitment") acceptable to Buyer in its sole discretion, including the form of any indorsements required by Buyer. Neither Buyer nor Seller shall be required to bear any expense in resolving title issues. If agreement has not been reached as to the form of the Title Commitment by the conclusion of the Inspection Contingency Period, Buyer shall by written notice to Seller either terminate this Agreement or waive its objections to the Title Company's Title Commitment within five (5) days after the expiration of the Inspection Contingency Period. Buyer's failure to deliver that notice shall be deemed Buyer's election to terminate this Agreement.

           4..3 During the Inspection Contingency Period, Buyer shall have an opportunity to review all of the documents delivered or made available to Buyer pursuant to Section 4.1, and shall have an opportunity to conduct a thorough review, investigation, and inspection of the physical, environmental, economic, and legal condition of the Property, the laws, regulations, covenants, conditions, and restrictions affecting or governing the use of the Property, the rentable square footage of the Property, and all other matters which Buyer deems necessary to review, investigate, or inspect; provided, however, that the scope of Buyer's physical inspections which would result in or involve any destructive testing or damage of or to the Property shall be subject to Seller's approval, which shall not be unreasonably withheld. Buyer shall restore each area tested or inspected to the condition existing before the testing or inspection, as applicable. All such reviews, investigations, inspect-ions and restoration shall be at Buyer's sole expense. Buyer shall in writing approve or disapprove its due diligence investigation of the Property on or before the last day of the Inspection Contingency Period. Buyer's failure to either disapprove or approve in writing such investigation within the time period allotted to such item shall be deemed to constitute Buyer's disapproval of same. Such approval or disapproval may be granted or withheld in the sole discretion of Buyer. If Buyer disapproves, Buyer shall be deemed to have elected to terminate this Agreement. If Buyer does not so terminate this Agreement, then, on such date, Buyer's right of termination shall expire and Buyer shall be deemed to have approved its due diligence investigation of the Property.

           4..4 From the date of this Agreement and until the date Escrow closes or the date of termination of this Agreement, Seller shall send Buyer a copy of any correspondence concerning the Property which Seller receives from any governmental agency or which Seller sends to any governmental agency.

           4..5 Buyer hereby indemnifies, and shall protect, defend, and hold harmless Seller from and against any claims, demands, causes of action, and liabilities, including without limitation personal injuries and property damage, and shall immediately discharge any liens and encumbrances, arising out of any acts or omissions by Buyer or its agents, contractors, or representatives, committed on or about the Property in the course of Buyer's due diligence reviews, investigations and inspections.
  In the case of Buyer's contractors or representatives who propose to enter areas of the Property not ordinarily accessible to the public (including without limitation the roof) or conduct activities which give rise to material risks of damage or injury to persons or property, Seller reserves the right to require delivery of certificates of insurance, protecting against the risks arising from the proposed reviews, investigations and inspections, issued by insurance companies reasonably acceptable to Seller

                                     4
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  and in form, substance, and amounts reasonably acceptable to Seller, naming
  Seller as an additional insured.

           4..6 Seller's Disclaimer.

                (a) Except as otherwise expressly provided in Section 6 below, Seller disclaims the making of any covenants, representations, or warranties, express or implied, regarding the Property or matters affecting the Property, including, without limitation, the physical condition of the Real Property, title to or the boundaries of the Real Property, pest control matters, soil condition, hazardous waste, toxic substance or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, the rentable square footage of the Property, and any other matters which may be or could have been the subject of Buyer's due diligence review, investigations, or inspections. Except as provided in Section 6.2 below, Seller disclaims any covenants, representations, or warranties as to the accuracy or completeness of any document delivered to Buyer pursuant to Section 4.1. Buyer, moreover, acknowledges that (i) an affiliate of Buyer is the tenant on the Property under the Lease and pursuant to the Lease has been responsible for the maintenance and operation of the Property as set forth in the Lease and Seller has not had any significant role in operating the Property; (ii) Buyer is capable of evaluating the merits and risks of entering into this Agreement and purchasing the Property; (iii) subject to the covenants, representations and warranties set forth in Section 6 below, Buyer has entered into this Agreement with the intention of making and relying upon its own (or its experts') reviews, investigations, and inspections of the physical, environmental, economic and legal condition of the Property, including, without limitation, the mechanical, electrical, HVAC and other systems, the other documents relating to the Property, the compliance of the Property with laws and governmental regulations, the operation of the Property and all other matters which may be or could have been the subject of Buyer's due diligence review, investigations, or inspections, and at Closing Buyer shall be deemed to be on notice of all such matters; and (iv) Buyer is not relying upon any covenants, representations, or warranties, other than those specifically set forth in Section 6 below, made by Seller or anyone acting or claiming to act on Seller's behalf concerning the Property. Buyer acknowledges that Seller does not guaranty the enforceability of any lease or contract, or the attainment of any income or expense projection. Buyer further acknowledges that it has not received from Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors. Subject to the provisions of Section 6 and Section 8 of this Agreement, Buyer shall purchase the Property in its "AS IS" condition as of the date of this Agreement, and assumes the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by its reviews, investigations, and inspections. Buyer's agreement to purchase the Property "AS IS" is a material inducement to Seller to agree to sell the Property at the Purchase Price provided herein. Seller shall have no obligation to repair, improve, or modify the Property prior to the Closing Date, and no liability for any subsequently discovered defects, whether latent or patent.

                (b) From and after the Closing Date, Buyer shall assume all risks with respect to the Property, known and unknown, suspected and unsuspected. Buyer shall be solely liable for, and shall

                                     5
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        indemnify, defend and hold harmless Seller, its agents, employees, affiliates, successors and assigns from any and all claims, demands, causes of action, and liabilities, at law or in equity, known or unknown, suspected or unsuspected, relating to personal injury, property damage, economic loss, or other damages suffered by Buyer or any third party on or after the Closing Date arising out of the Lease and/or the physical, environmental, economic, legal or other condition of the Property (collectively referred to hereinafter as "Claims"), even if the proximate or legal cause of such Claims relate to a condition, known or unknown to Buyer, which was in existence prior to the Closing Date, except to the extent any such Claim arises out of the intentional tortious misconduct of Seller or Seller's breach of this Agreement or any warranty or representation set forth herein. Effective as of the Closing Date, Buyer, on behalf of itself and its successors and assigns, generally releases Seller and its agents, partners, employees, affiliates, successors, and assigns, from any and all such Claims, known or unknown, suspected or unsuspected, other than those arising out of the intentional tortious misconduct of Seller or Seller's breach of this Agreement or any warranty or representation set forth herein. Buyer's agreements herein to assume all risks with respect to the Property, and release and indemnify Seller with respect to all actual or potential Claims, are a material inducement to Seller to agree to sell the Property at the Purchase Price provided herein. Buyer is familiar with California Civil Code Section 1542, the text of which is set forth in the footnote. For valuable consideration, Buyer hereby waives its rights, if any, under said Section 1542 with respect to such Claims.

                (c) By its initials below, Buyer acknowledges that it fully understands, appreciates, and accepts all of the terms of this
        Section 4.6 ("Seller's Disclaimer").

  ________________
                                        Buyer's Initials


           4..7 Estoppel Certificates. Due to an affiliate of Buyer being the sole tenant of the Property, Seller shall have no obligation to provide Buyer with an estoppel certificate or any documentation concerning the Lease.

      5.   Conditions of Closing.

           5..1  Buyer's Conditions.  In addition to the conditions of
  Section 4, Buyer's obligation to purchase the Property shall be subject to the following conditions:

                (a) The Title Company shall issue or shall be unconditionally committed to issue a standard coverage, or at Buyer's option an ALTA extended coverage, owner's policy of title insurance (the "Title Policy"), with liability in the amount of the Purchase Price, showing fee title to the Real Property vested in Buyer, in the form of the Title Commitment developed pursuant to Section 4.2.

- -------------------------
 1/  Section 1542 of the California Civil Code, which Buyer hereby waives
 - with respect to such Claims, provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

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                (b)  All representations and warranties of Seller herein
        or in connection with this transaction, if any, shall be true and complete as of the Closing Date; and Seller shall have performed all of its covenants herein or in connection with this transaction, if any, as of the Closing Date.

                (c) There has been no material adverse change since the date of this Agreement in the physical condition of the Property other than for changes caused by Buyer or Weber or which would be the obligation of Weber under the Lease to repair or restore or which would be covered by the terms of Sections 8.2 or 8.3, below.

                (d) There is no material adverse litigation or other claim pending or, to the knowledge of Seller or Buyer, threatened, against the Property or Seller in connection with the Property.

           In the event that all of the above conditions are not satisfied at or prior to the Closing, Buyer may either waive any unsatisfied condition or conditions or terminate this Agreement by written notice to Seller.

           5..2 Seller's Conditions. Seller's obligation to sell the Property shall be subject to the following condition:

                (a) All representations and warranties of Buyer herein or in connection with this transaction, if any, shall be true and complete as of the Closing Date; and Buyer shall have performed all of its covenants herein or in connection with this transaction, if any, as of the Closing Date.

      6.   Covenants, Representations and Warranties.

           6..1 Seller's Covenants. Seller covenants and agrees as follows:

                (a) During the period (the "Contract Period") from the date of this Agreement through the Closing Date or the date of termination of this Agreement, whichever is earlier, Seller shall not make or consent to any material alterations to the Real Property, nor modify or terminate any of the licenses, permits, legal classification, or other governmental approvals or any warranties pertaining to the Property or the Lease (unless agreed to by Weber), nor enter into any new lease or agreement pertaining to the Property (except as required by law or governmental order, or in the event of an emergency) or change the physical condition of the Property, except as required under the Lease or for health or safety reasons or as approved by Weber, without Buyer's consent, which consent shall not be unreasonably withheld or delayed and shall be deemed given if Buyer's written objection is not delivered within ten (10) days of Seller's request for such consent.

                (b) During the Contract Period, Seller shall not voluntarily cause to be recorded any encumbrance, lien, deed of trust, easement or the like against the title to the Property, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed and shall be deemed given if Buyer's written objection is not delivered within ten (10) days of Seller's request for such consent.

                (c) During the Contract Period, Seller may continue to market the Property, solicit or respond to offers and inquiries, engage in negotiations with other prospective purchasers, and enter into any agreements in connection therewith; however, any written

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        agreement with a prospective purchaser other than Buyer that is concluded during the Contract Period must disclose the existence of this Agreement, and must provide that the prospective purchaser shall not acquire any right, title or interest in or to the Property unless and until this Agreement is duly terminated, in accordance with its terms and conditions, without a conveyance of the Property.

           6..2 Seller's Representations and Warranties. Seller represents and warrants to Buyer as follows:

                (a) Seller has full power and authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions of Seller necessary to confer such authority upon the persons executing this Agreement and such other documents have been taken.

                (b) Except as has otherwise been or may otherwise be communicated by Seller to Buyer prior to Closing, in writing or in documents delivered or made available pursuant to Section 4.1, to Seller's actual knowledge:

                     (i) Seller has not received any written notice from any governmental authorities of, and does not otherwise have actual knowledge of, any eminent domain proceedings for the condemnation of the Real Property which would materially and adversely affect the Real Property are pending;

                              (ii) Seller has not received any written notice of, and does not otherwise have actual knowledge of, pending or threatened litigation which would materially and adversely affect the Real Property;

                             (iii) Seller has not received any written notice from any governmental authority that, and does not otherwise have actual knowledge that, the improvements located on the Real Property are presently in violation of any applicable building codes or other applicable laws, or that Seller's use of the Real Property is presently in violation of any applicable zoning, land use or other law, order, ordinance or regulation affecting the Real Property;

                              (iv) All reports in Seller's possession or under Seller's control, and other information actually known to Seller, concerning hazardous or toxic materials have been made available to Buyer;

                               (v) The documents and information delivered or made available to Buyer pursuant to Section 4.1 hereof are complete copies; and

                              (vi) Other than the Lease and any items appearing in the Title Report, there are no other agreements or contracts in effect that relate to the ownership, sale, use or maintenance of the Real Property that are not terminable without penalty on less than 31 days' notice.

           6..3 Buyer's Representations and Warranties. Buyer represents and warrants to Seller as follows:

                (a) Buyer is a corporation duly formed and organized, validly existing and in good standing under the laws of the State of

        California, and is duly authorized to conduct business in this state where the Property is located; and

                (b) Buyer has, and as of the Closing Date shall have, full power and authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions of Buyer necessary to confer such authority upon the persons executing this Agreement and such other documents have or will have been taken.

           6..4 Limitations on Actions. Notwithstanding anything to the contrary in this Agreement or in any other document or communication relating to this transaction:

                (a) Prior to Closing, if Seller is in breach or default of any representation, warranty, or condition in this Agreement or relating to this transaction, and if such breach or default is known to Buyer, then Buyer shall deliver written notice thereof to Seller. Seller shall have until the Closing Date to cure any such breaches or defaults to Buyer's reasonable satisfaction. In the event that Seller does not cure such breaches or defaults to Buyer's reasonable satisfaction, Buyer's sole remedies shall be to (a) proceed to closing, in which case such breach shall be deemed waived, or
        (b) terminate this Agreement pursuant to Section 9 hereof and receive liquidated damages as provided in Section 6.4(e). In no event shall Buyer be entitled to delay Closing or extend the Closing Date as a result of such breaches or defaults.

                (b) Following the Closing, neither party shall have any liability to the other party which (a) arises out of an inaccuracy in or a breach of a representation, warranty, or covenant in this Agreement or relating to this transaction which was known to the other party on the Closing Date, or (b) to the extent such liability was materially augmented by the other party's failure to use commercially reasonable efforts to mitigate damages, or (c) is based on a representation, warranty, covenant, or condition which the other party did not materially rely upon in entering into this Agreement and in proceeding to close the transaction contemplated by this Agreement.

                (c) Following the Closing, except for actions or proceedings based solely upon intentional misrepresentation or intentional fraud by the other party, neither party shall commence a legal action or proceeding against the other party relating to
        (a) the Property, or (b) a breach of a representation, warranty, covenant, or condition made in this Agreement or in connection with the transaction contemplated herein; unless (i) the factual basis of the claim or cause of action asserted in the action or proceeding was first identified with reasonable clarity in a written notice delivered to the other party not later than two (2) years after the Closing, and (ii) the action or proceeding is commenced and duly served on the other party within two (2) years after the Closing.
        The covenants, conditions, representations and warranties in this Agreement or otherwise made in connection with this transaction (if any) are personal to Buyer and Seller, and shall not run with the Land, and no person or entity other than Buyer and Seller, respectively, shall be entitled to bring any action based thereon.

                (d) If the parties proceed to Closing, then effective from and after the Closing, all conditions of Closing shall be deemed satisfied or waived, and neither party shall have any liability to the other if it is subsequently discovered that a condition was not satisfied at Closing; provided, however, that (i) the foregoing shall not apply to the conditions at Sections 5.1(b) and 5.2(a), and
        (ii) nothing in this Section shall relieve Escrow Holder or Title Company of any liability for failure to comply with this Agreement or with instructions from either Buyer or Seller.

                (e)  IN THE EVENT OF DEFAULT BY SELLER PRIOR TO CLOSING
        IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER AND SUCH DEFAULT IS KNOWN BY BUYER PRIOR TO CLOSING, BUYER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT FORTHWITH AND WITHOUT FURTHER OBLIGATIONS TO SELLER AND TO OBTAIN IMMEDIATE RETURN OF THE EARNEST MONEY DEPOSIT THEN HELD BY ESCROW HOLDER (INCLUDING INTEREST ACCRUED IN ESCROW THEREON) AND LIQUIDATED DAMAGES IN THE AMOUNT OF $50,000.00. THE PARTIES ACKNOWLEDGE THAT THE ACTUAL DAMAGES WHICH WOULD BE SUFFERED BY BUYER AS A RESULT OF SUCH DEFAULT WOULD BE EXTREMELY DIFFICULT TO ESTABLISH. IN ADDITION, SELLER DESIRES TO HAVE A LIMITATION PUT UPON ITS POTENTIAL LIABILITY TO BUYER IN THE EVENT THAT THIS TRANSACTION SHALL FAIL TO CLOSE UNDER SUCH CIRCUMSTANCES. BY PLACING THEIR RESPECTIVE INITIALS IN THE SPACES HEREINAFTER PROVIDED, THE PARTIES ACKNOWLEDGE THAT UPON A DEFAULT BY SELLER UNDER THE TERMS OF THIS AGREEMENT PRIOR TO CLOSING AND WHERE SUCH DEFAULT IS KNOWN BY BUYER PRIOR TO THE CLOSING AND IS THE BASIS FOR BUYER'S TERMINATION OF THIS AGREEMENT UNDER SECTION 6.4(a) ABOVE, BUYER SHALL AS ITS SOLE REMEDY FOR ANY DEFAULT BY SELLER BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF $50,000.00. NOTWITHSTANDING THE FOREGOING, THE FOREGOING SHALL NOT LIMIT IN ANY WAY ANY DAMAGES BUYER MAY RECOVER AS A RESULT OF SELLER'S BREACH OF SECTION 11 OF THIS AGREEMENT.

           BUYER  (   ) AND SELLER  (   ) AGREE.

           6..5 Material New Matters. If on or after the last day of the Inspection Contingency Period and prior to the Closing Seller discloses or communicates any information or facts to Buyer that (a) were not disclosed or made available to Buyer pursuant to Section 4.1, or otherwise, prior to the last day of the Inspection Contingency Period, (b) would materially change any of Seller's representations or warranties under Section 6.2, and
  (c) would be material to the decision of a reasonably prudent buyer to complete the purchase of the Property on the terms and conditions contained in this Agreement (a "Material New Matter"), then Buyer shall have ten (10) days after disclosure or communication of the Material New Matter in which to elect to terminate the Escrow and this Agreement. If Buyer does not so elect to terminate the Escrow and this Agreement, Buyer shall be deemed to have approved the Material New Matter.

      7. Closing Adjustments and Prorations. The adjustments and prorations set forth below shall be made at the Close of Escrow and allocated as of 11:59 p.m. Los Angeles Time on the day prior to the date upon which the Closing takes place, so that Seller shall be charged with or will have benefit of the items described in Sections 7.3 through 7.8, below, accrued through the day prior to the Closing, and Buyer shall be charged with or will have the benefit of such items from and after the Closing.

           7..1  Seller's Closing Costs.   Seller shall pay (a) any
  documentary or transfer taxes due on the transfer of the Property from Seller to Buyer, (b) one-half of the escrow fee charged by Escrow Holder,
  (c) the premium for the standard coverage portion of Title Policy, (d) its own attorneys' fees, and (e) all other closing costs customarily paid by sellers of commercial real property in the County where the Property is located.

           7..2 Buyer's Closing Costs. Buyer shall pay (a) all recording costs, (b) one-half of the fee charged by Escrow Holder, (c) the premium for the extended coverage portion of the Title Policy if requested by

  Buyer, (d) the premium for any endorsements to the Title Policy, (e) its own attorney's fees, (f) all sales taxes, if any, incurred in connection with the conveyance of the Personal Property, (g) the cost of any new surveys (other than the survey to be delivered by Seller to Buyer pursuant to Section 4.1(b)), and (h) all other closing costs customarily paid by buyers of commercial real property in the County where the Property is located.

           7..3 Lease Rentals. All rent actually collected by Seller (including all operating expense and tax escalations and recoveries, charges, and revenues of any kind under the Lease) shall be prorated as of the Closing Date based on the actual number of days in the month of Closing.

           7..4 Unpaid Rent and Additional Rent. Seller shall receive a credit, prorated through the Closing Date, for all unpaid rent and other charges payable by Weber to Seller under the Lease (including without limitation amounts for Real Estate Taxes (as defined below), insurance and utilities) due or attributable to the period ending on or before the Closing Date. Buyer shall have the right to collect all such amounts from Weber under the Lease after the Closing.

           7..5 Real Estate Taxes. All real and personal property taxes, and installments of bonds and special taxes and assessments attributable to the Property (collectively "Real Estate Taxes") shall be prorated as of the Closing Date based on a 365-day year and the assessed value of the Real Property in effect immediately prior to the Close of Escrow. Seller shall pay all such real estate taxes attributable to periods through and including the Closing Date. This Section shall not apply to the extent that Weber under the Lease is required to pay Real Estate Taxes directly to the taxing authorities.

           7..6 Insurance. Seller shall not assign to Buyer any insurance policies in connection with the Property.

           7..7 Utilities. Buyer shall arrange with all utility services and companies serving the Real Property on behalf of Seller to have accounts started in Buyer's name beginning at 12:01 a.m. on the Closing Date. Buyer and Seller shall cooperate to have the utility services and companies make utility readings as of the Closing Date, if necessary. If readings can be made, utility charges shall not be prorated. If readings cannot be made, utility charges shall be prorated as of the Closing Date based on estimates from the latest bills available. In either event, Seller shall pay, through and including the Closing Date, all utility charges attributable to the Real Property which are not payable directly by tenants. To the extent possible, Buyer shall purchase from Seller all utility deposits, and Seller shall notify the respective utility companies of the assignment of the deposits. This Section shall not apply to the extent that Weber under the Lease pays for its own separately metered utilities.

           7..8 Calculations for Closing. Seller and Buyer shall make their best efforts to provide Escrow Holder with a preliminary calculation of prorations no later than five (5) days prior to the Closing Date, and shall provide a final calculation immediately prior to the Closing Date. The final calculation shall be signed by each party and may be relied upon by Escrow Holder in completing the closing adjustments and prorations. In the event incomplete information is available, or estimates have been utilized to calculate prorations as of the Closing Date, any prorations relating thereto shall be further adjusted and completed outside of escrow within sixty (60) days after the Closing Date or as and when complete information becomes available to Buyer and Seller.

           7..9 Other Adjustments. Any items which customarily are prorated but which are not specifically mentioned herein shall be prorated or adjusted, either prior to or as soon as practicable after Closing, in accordance with appropriate customs and practices.

      8.   Delivery of Possession and Risk of Loss.

           8..1 Delivery of Possession. At Close of Escrow, Seller, except as provided in this Section 8, shall surrender to Buyer possession of the Property and each part thereof.

           8..2 Material Casualty or Condemnation. If, prior to Close of Escrow, (i) the Property shall sustain damage caused by fire or other casualty with respect to which either party reasonably estimates that the cost of repair or replacement and the anticipated loss of use would exceed $330,000.00 (a "Material Casualty") or (ii) if a taking or condemnation of any portion of the Property has occurred, or is threatened, which would materially affect the value of the Property, either Buyer or Seller may, at its option, terminate this Agreement in accordance with Section 9 within ten (10) days after notice of such event. If neither party provides said termination notice within such 10-day period, the Close of Escrow shall take place as set forth in this Agreement provided that (x) Buyer shall receive a credit against the Purchase Price in an amount equal to any insurance proceeds or condemnation awards actually collected by Seller prior to Closing plus an amount reasonably estimated by Seller as the uninsured portion of such loss and any deductible under the applicable insurance policy or policies, and (y) Seller shall assign to Buyer at Close of Escrow all of Seller's interest in and to any insurance proceeds or condemnation awards which may be due but unpaid to Seller on account of such occurrence. After the expiration of the Inspection Contingency Period and prior to the Close of Escrow, Seller shall not settle any insurance or condemnation claim without the prior consent and approval of Buyer.

           8..3 Immaterial Casualty or Condemnation. If prior to Close of Escrow the Property shall sustain damage caused by fire or other casualty which is not a Material Casualty described in Section 8.2, or a taking or condemnation has occurred, or is threatened, which is not described in Section 8.2, neither Buyer nor Seller shall have the right to terminate this Agreement and Close of Escrow shall take place as set forth in this Agreement, provided that (i) Buyer shall receive a credit against the Purchase Price equal to the insurance proceeds or condemnation awards actually collected by Seller prior to Closing plus an amount reasonably estimated by Seller as the uninsured portion of such loss and any deductible under the applicable insurance policy or policies, and
  (ii) Seller shall assign to Buyer at Close of Escrow all of Seller's interest in and to any insurance proceeds or condemnation awards which may be due but unpaid to Seller on account of any such occurrence.

      9. Termination. In the event either party elects to exercise any right to terminate this Agreement, whether on account of an express right of termination provided herein, or on account of a failure or non-satisfaction of a condition of Closing as of the latest Closing Date contemplated herein or in any extension thereof agreed to in writing by Buyer and Seller, then such party shall give written notice of such termination and the reason therefor to the other party. Thereafter and effective as of the effective date of such notice, if the Agreement has been duly terminated in accordance with the terms and conditions hereof, then each party shall be released from its obligations hereunder and all monies and documents deposited into Escrow shall be returned to the party which deposited them, all documents delivered by Seller to Buyer relating to the Property shall be returned. At Seller's option, Buyer shall deliver and assign to Seller all reports, studies, analyses and tests prepared by or for Buyer by third parties (other than attorneys) relating to the

  Property, provided that concurrently with such delivery Seller shall reimburse Buyer for its actual out-of-pocket costs of obtaining such reports, etc; unless Seller exercises this option, Buyer shall not be entitled to any compensation from Seller for the costs of obtaining such reports, etc. Nothing herein shall limit Buyer's obligations set forth in
  Section 4.5 hereof, which obligations shall survive termination for any reason.

      10. Liquidated Damages. IN THE EVENT OF DEFAULT BY BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, SELLER SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT FORTHWITH AND WITHOUT FURTHER OBLIGATIONS TO BUYER AND TO OBTAIN IMMEDIATE DISBURSEMENT OF AND TO RETAIN THE EARNEST MONEY DEPOSIT THEN HELD BY ESCROW HOLDER (INCLUDING INTEREST ACCRUED IN ESCROW THEREON). SUCH RETENTION OF THE EARNEST MONEY DEPOSIT IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT INSTEAD, IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. THE PARTIES ACKNOWLEDGE THAT THE ACTUAL DAMAGES WHICH WOULD BE SUFFERED BY SELLER AS A RESULT OF SUCH DEFAULT WOULD BE EXTREMELY DIFFICULT TO ESTABLISH. IN ADDITION, BUYER DESIRES TO HAVE A LIMITATION PUT UPON ITS POTENTIAL LIABILITY TO SELLER IN THE EVENT THAT THIS TRANSACTION SHALL FAIL TO CLOSE. BY PLACING THEIR RESPECTIVE INITIALS IN THE SPACES HEREINAFTER PROVIDED, THE PARTIES ACKNOWLEDGE THAT UPON A DEFAULT BY BUYER UNDER THE TERMS OF THIS AGREEMENT SELLER SHALL AS ITS SOLE REMEDY FOR ANY DEFAULT BY BUYER BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE EARNEST MONEY DEPOSIT; PROVIDED, HOWEVER, THAT THIS PROVISION WILL NOT LIMIT SELLER'S RIGHT TO RECEIVE REIMBURSEMENT FOR ATTORNEYS' FEES, NOR WAIVE OR AFFECT SELLER'S RIGHTS AND BUYER'S OBLIGATIONS UNDER
  SECTIONS 4.3, 4.5, 9.1, 11 AND 14.16 OF THIS AGREEMENT.

           BUYER  (   ) AND SELLER  (   ) AGREE.

      11. Commissions. Seller shall pay a brokerage commission to Cushman & Wakefield of California, Inc. ("Seller's Broker"), in accordance with and subject to the terms and conditions of a separate agreement between Seller and Seller's Broker. Buyer and Seller represent and warrant that no other broker, finder, or agent has been involved in this transaction and each shall indemnify, defend, protect, and hold the other harmless from all claims for fees or commissions based upon any statement or representation or agreement of the indemnifying party.

      12. Assignment. Buyer's interest in this Agreement may be assigned to any entity which is controlled by, or under common control with, Buyer or in which Buyer or Nicholas N. Weber, directly or indirectly, holds at least a 50% ownership and voting interest. Any other assignment shall require the consent of Seller, which shall not be unreasonably withheld or delayed. No assignment by Buyer shall release Buyer of its obligations under this Agreement.

      13.  Definitions.

           Whenever Seller, in this Agreement or in any other communication, makes a representation, warranty, or disclosure that is limited or qualified by terms such as "Seller's actual knowledge", or "to the actual knowledge of Seller", such representation, warranty, or disclosure shall be construed to mean that based solely on written notices actually received by, or facts in question being actually known (as opposed to imputed, inquiry or constructive knowledge) to John Woo or Mark Harryman, without any due diligence or duty of inquiry, except as expressly provided in this Section 13, the representation, warranty, or disclosure is true and complete. Seller hereby represents and warrants that the persons listed in the previous sentence are the officers or employees of Seller or Seller's manager who are responsible for administering Seller's interest in the Property during the 12-month period immediately preceding the date of this Agreement, and who are likely to have, in Seller's good faith belief, any material knowledge of the Property or the operations or physical condition of the Improvements. When a representation, warranty, or disclosure is qualified by such terminology, it shall be presumed that Seller's representatives with respect to this particular transaction made reasonable inquiries to ascertain the truth and completeness thereof; but such inquiries were limited to contacting and questioning only such persons who (i) were actually employed during the Contract Period by Seller through its agent's Dallas Office or by Seller's property manager, and (ii) had, at any time during their employment by Seller or its property manager, meaningful hands-on responsibility for leasing, managing, or selling the Property. No further inquiries shall be required or presumed; Buyer acknowledges that, in an organization as large and diverse as Seller's and Seller's agent's organization, further inquiries would not be practical. Seller's and Seller's agent's representatives in this particular transaction, and each person responding to such an inquiry, shall be presumed to have disclosed what he or she actually knows with respect to the representation, warranty, or disclosure; but such persons shall not be expected to make, nor shall they be presumed to have made, any new or independent investigation of the Property merely to support the representation, warranty, or disclosure. Seller shall not be held responsible or liable for what such persons "should" or "ought to" have known.

      14.  Miscellaneous.

           14..1 Time of the Essence. Time is of the essence of every provision of this Agreement.

           14..2 Notices. Whenever any party hereto shall desire to give or serve upon the other any formal notice, hereunder, each such notice shall be in writing and shall be given or served upon the other party by personal service or by certified, registered or Express United States Mail, or Federal Express or any other delivery service providing evidence of delivery or attempted delivery, postage or delivery fees prepaid, or by telecopier, addressed as follows:

                TO BUYER:

                NNW REAL ESTATE, INC.
                13530 Rosecrans Avenue
                Santa Fe Springs, California 90670
                Attention:  Mr. Nicholas Weber
                Fax No.: (310) 921-5522

                WITH A COPY TO:

                Anthony W. Pierotti, Esq.
                Irell & Manella
                840 Newport Center Drive #500
                Newport Beach, California 92660
                Fax No.: (714) 760-5200

                TO SELLER:

                c/o The Prudential Real Estate Investors
                2029 Century Park East, Suite 3600
                Los Angeles, California  90067
                Attention:  John Woo
                Fax No.: (310) 552-4571

                WITH A COPY TO:

                The Prudential Insurance Company of America
                2029 Century Park East, Suite 3600
                Los Angeles, California  90067
                Attention:  David Cher, Esq.
                Fax No.: (310) 201-0445

           Any such notice shall be deemed to have been received upon the earlier of actual delivery thereof or two (2) business days after the date of attempted delivery evidenced as provided above. If the notice is sent via telecopier, it shall be deemed to have been received at the time of transmission as evidenced by the sender's telecopier machine's written confirmation of completion of connection and transmission.

           14..3 Attorneys' Fees. If any legal proceeding is commenced to enforce or interpret this Agreement or as a result of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, then the prevailing party shall be entitled to recover its attorneys' fees, court costs, and other expenses incurred in such legal proceeding, in addition to any other relief to which such party may be entitled.

           14..4 Successors. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of Seller and Buyer.

           14..5 Exhibits. All exhibits attached hereto shall be incorporated herein by reference as if set out herein in full.

           14..6 Binding Effect. Regardless of which party prepared or communicated this Agreement, this Agreement shall be of binding effect between Buyer and Seller only upon its execution by an authorized representative of each such party.

           14..7 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment or exhibits hereto.

           14..8 Counterparts. This Agreement may be executed in several counterparts each of which shall be an original, but all of such counterparts shall constitute one such Agreement.

           14..9  Not Recordable.  This Agreement shall not be recorded.

           14..10 Further Assurances. Buyer and Seller shall make, execute, and deliver such documents and undertake such other and further acts as may be reasonably necessary to carry out the intent of the parties hereto.

           14..11 Governing Laws. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

           14..12 ENTIRE AGREEMENT. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT BETWEEN THE BUYER AND SELLER IN CONNECTION WITH THIS TRANSACTION, AND ANY ORAL OR PAROL AGREEMENTS, REPRESENTATIONS OR WARRANTIES EXISTING BETWEEN THE BUYER AND SELLER RELATING TO THIS TRANSACTION WHICH ARE NOT EXPRESSLY SET FORTH HEREIN AND COVERED HEREBY SHALL BE DEEMED CANCELED AND OF NO FURTHER FORCE AND EFFECT. THIS AGREEMENT CANNOT BE MODIFIED EXCEPT BY A WRITING SIGNED BY THE PARTY CHARGED WITH THE MODIFICATION.

           14..13 Waiver. The waiver by one party of the performance of any condition or promise shall not invalidate this Agreement, nor shall it be considered to be a waiver by it of any other covenant, condition, or promise. The waiver by either or both parties of the time for performing any act shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time. Except as specifically provided in the Section of this Agreement pertaining to liquidated damages, the exercise of any remedy provided in this Agreement shall not be a waiver of any other legal or equitable remedy.

           14..14 Third Parties. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

           14..15 Joint Venture. It is not intended by this Agreement to create, and nothing contained in this Agreement shall create, any partnership, joint venture or other fiduciary relationship between Buyer and Seller.

           14..16 Confidentiality. To the extent reasonably practical, the contents of this Agreement and all information, studies and reports relating to the Property obtained by Buyer, either by the observations and examinations of its agents and representatives or as disclosed to it by Seller, shall remain confidential except as required by applicable law or as necessary to consummate this transaction. Buyer shall request its consultants likewise not to disclose any such information. No publicity or press release to the general public with respect to this transaction shall be made by either party without the prior written consent of the other party.

           14..17 Tax-Deferred Exchange. Either Seller or Buyer may consummate this transaction as part of a simultaneous or delayed tax-deferred exchange (an "Exchange") pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. In such event, and upon written notification, the parties agree to cooperate reasonably in consummating the sale transaction as part of an Exchange; provided, however, that the party conducting the exchange shall reimburse the other party for any out-of-pocket costs, including reasonable attorneys' fees, incurred by the other party as a result of the Exchange, to the extent such costs exceed those which would have been incurred by the other party had there been no Exchange, and the party conducting the Exchange shall indemnify, defend and hold the other party harmless from and against any and all loss, damage, liability or expense incurred as a result of the participation by other party in such Exchange. Neither party shall be required to take title to any property other than the Property or to incur any additional liability as a result of any such Exchange. No such Exchange shall delay the Closing.

           14..18 Invalid Provisions. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

           14..19 Survival. Except as otherwise provided herein, all agreements contained herein to be performed after the Closing Date and all representations and warranties of the parties shall survive the delivery and recordation of the Deed, the payment and delivery of the Purchase Price, and the closing of the purchase and sale of the Property.

           14..20 Computation of Time. The time in which any act under this Agreement is to be done shall be computed by excluding the first day and including the last day. Unless preceded by the word "business", the word "day" shall mean a calendar day. The phrase "business day" or "business days" shall mean those days on which the Superior Court of Los Angeles County is open for business.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                           SELLER:

                           PRUDENTIAL ACQUISITIONS FUND I, L.P.

                           By: PRUDENTIAL REALTY PARTNERSHIPS, INC.,
                               general partner

                               By:  The Prudential Insurance Company
                                    of America, as agent


                                    By _________________________

                                       _________________________
                                       [Printed Name and Title]


                           BUYER:

                           NNW REAL ESTATE, INC.,
                           a California corporation


                           By ______________________________

                              ______________________________
                                [Printed Name and Title]

           Weber hereby waives its rights to a Landlord's Sale Notice (as defined in the Lease) with respect to this Agreement and agrees that Seller shall have no further obligation to give Weber a Landlord's Sale Notice except in the event the Closing fails to occur due to a default by Seller in the performance of its obligations under this Agreement. Seller hereby agrees for the benefit of Weber that Seller shall continue to have an obligation to give Weber a Landlord's Sale Notice in the event the Closing fails to occur due to a default by Seller in the performance of its obligations under this Agreement.


                           WEBER DISTRIBUTION WAREHOUSE, INC.,
                           a California corporation

                           By ______________________________

                              ______________________________
                                [Printed Name and Title]


                           PRUDENTIAL ACQUISITIONS FUND I, L.P.

                           By: PRUDENTIAL REALTY PARTNERSHIPS, INC.,
                               general partner

                               By:  The Prudential Insurance Company
                                    of America, as agent


                                    By _________________________

                                       _________________________
                                       [Printed Name and Title]

        ESCROW HOLDER agrees to perform its duties in accordance with the terms and conditions hereof.


  Date:  _____________, 1996


                           ESCROW HOLDER:

                           STEWART TITLE INSURANCE COMPANY

                           By ___________________________________

                              a _________________________________

                          [EXHIBIT A]

                   LEGAL DESCRIPTION OF LAND



  PARCEL 1, AS SHOWN ON PARCEL MAP NO. 6634, IN THE CITY OF NORWALK, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, FILED IN BOOK 68, PAGES 88 AND 89 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

  EXCEPT FROM THAT PORTION OF SAID LAND FORMERLY LYING WITHIN THE SOUTH ONE-HALF OF THE NORTHEAST ONE-FOURTH OF THE SOUTHWEST ONE-FOURTH OF SAID
  SECTION 20, ONE-HALF OF ALL OIL, GAS, PETROLEUM AND OTHER KINDRED SUBSTANCES, IN AND UNDER SAID LAND, BUT WITHOUT RIGHT OF SURFACE OR SUBSURFACE ENTRY AT OR ABOVE A DEPTH OF 500 FEET MEASURED VERTICALLY FROM THE SURFACE OF SAID LAND, AS RESERVED BY JOHN VAN DER HEIDE AND JENNIE VAN DER HEIDE, HUSBAND AND WIFE, IN DEED RECORDED JUNE 15, 1959, IN BOOK D501 PAGE 412, OF OFFICIAL RECORDS, AS INSTRUMENT NO. 998, OFFICIAL RECORDS.

  BY AGREEMENT RECORDED OCTOBER 6, 1959, IN BOOK M369 PAGE 292, OF OFFICIAL RECORDS, THE USE OF THE SURFACE OF SAID LAND WAS RELINQUISHED.

  ALSO EXCEPT THE REMAINING ONE-HALF OF ALL OF THE MINERALS AND MINERAL ORES OF EVERY KIND AND CHARACTER NOW KNOWN TO EXIST OR HEREAFTER DISCOVERED, UPON, WITHIN OR UNDERLYING ALL OF SAID LAND OR THAT MAY BE PRODUCED THEREFROM, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ALL PETROLEUM, OIL, NATURAL GAS AND OTHER HYDROCARBON SUBSTANCES AND PRODUCTS DERIVED THEREFROM, TOGETHER WITH THE EXCLUSIVE AND PERPETUAL RIGHT OF INGRESS AND EGRESS BENEATH THE SURFACE OF SAID LAND TO EXPLORE FOR, EXTRACT, MINE AND REMOVE THE SAME, AND TO MAKE SUCH USE OF THE SAID LAND BENEATH THE SURFACE AS IS NECESSARY OR USEFUL IN CONNECTION THEREWITH, WHICH USE MAY INCLUDE LATERAL OR SLANT DRILLING, BORING, DIGGING OR SINKING WELLS, SHAFTS OR TUNNELS, WITHOUT, HOWEVER, THE RIGHT TO USE THE SURFACE OF SAID LAND IN THE EXERCISE OF ANY OF SAID RIGHTS, AND WITHOUT THE RIGHT TO DISTURB THE SURFACE OF SAID LAND OR ANY IMPROVEMENTS THEREON, AS RESERVED IN THE DEED FROM SOUTHERN PACIFIC TRANSPORTATION COMPANY, A DELAWARE CORPORATION, RECORDED NOVEMBER 6, 1970, AS INSTRUMENT NO. 229, OF OFFICIAL RECORDS.

  ALSO EXCEPT FROM THAT PORTION OF SAID LAND, FORMERLY LYING WITHIN THE NORTH ONE-HALF OF THE SOUTHEAST ONE-FOURTH OF THE SOUTHWEST ONE-FOURTH OF SAID
  SECTION 20, ONE-HALF OF ALL OIL, GAS, PETROLEUM AND OTHER HYDROCARBONS AND OTHER KINDRED SUBSTANCES, IN AND UNDER SAID LAND, BUT WITHOUT RIGHT OF ENTRY AT OR ABOVE A DEPTH OF 500 FEET, MEASURED VERTICALLY FROM THE SURFACE OF SAID LAND, AS RESERVED BY HARM HEIDA, A WIDOWER, IN DEED RECORDED
  JUNE 15, 1959, AS INSTRUMENT NO. 1002, IN BOOK D501, PAGE 416, OFFICIAL
  RECORDS.

  BY AGREEMENT RECORDED OCTOBER 6, 1959, IN BOOK M369, PAGE 288, OFFICIAL
    RECORDS, THE USE OF THE SURFACE OF SAID LAND WAS RELINQUISHED.

                            [EXHIBIT B]


  RECORDING REQUESTED BY, AND
  WHEN RECORDED MAIL THIS DEED
  AND MAIL TAX STATEMENTS TO:

  __________________________________
  13530 Rosecrans Avenue
  Santa Fe Springs, California 90670
  Attention:  Mr. Nicholas Weber


                           GRANT DEED


  THE UNDERSIGNED GRANTOR DECLARES:
  DOCUMENTARY TRANSFER TAX is $____________ CITY TAX $__________

      ____ computed on full value of property conveyed, or
      ____ computed on full value less value of liens or encumbrances remaining at time of sale,
      ____ Unincorporated area:  ____ City of Norwalk, and

           For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, PRUDENTIAL ACQUISITIONS FUND I, L.P., ("Grantor"), hereby grants, sells and conveys to _______________________________________________ ("Grantee"), that real property located in Los Angeles County, California, and legally described in Exhibit A attached hereto and incorporated herein by this reference, together with all interests, privileges and easements appurtenant thereto and all of Grantor's right, title, and interest in any and all improvements located thereon (the "Property").

           SUBJECT TO: current taxes not yet due and payable, assessments and any other liens arising therefrom, all reservations in patents, deed restrictions, if any, and all easements, rights of way, covenants, conditions, restrictions, encroachments, liens and encumbrances, to the extent each of the foregoing appear of record or Grantee has otherwise agreed to take title subject thereto.

           DATED as of this ____ day of _____________ 1996.

                           PRUDENTIAL ACQUISITIONS FUND I, L.P.

                           By: PRUDENTIAL REALTY PARTNERSHIPS, INC.,
                               general partner

                               By:  The Prudential Insurance Company
                                    of America, as agent

                                    By _________________________

                                       _________________________
                                       [Printed Name and Title]

                          [EXHIBIT C]

                          BILL OF SALE



           For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, PRUDENTIAL ACQUISITIONS
  FUND I, L.P. ("Seller"), does hereby transfer, sell, set over and assign unto ________________________________ _______________________ ("Buyer"),
  all of Seller's right, title and interest, if any, in and to all of the furniture, furnishings, equipment, fixtures, inventory, supplies and other items of personal property (collectively the "Personal Property") located upon the real property in Los Angeles County, California and described in Exhibit A attached hereto. All Personal Property conveyed hereby, if any, is conveyed AS IS, and Seller disclaims any implied warranties, including without limitation, any implied warranties of merchantability or fitness for any particular purpose.

           DATED as of the ____ day of _______________, 1996.


                           PRUDENTIAL ACQUISITIONS FUND I, L.P.

                           By: PRUDENTIAL REALTY PARTNERSHIPS, INC.,
                               general partner

                               By:  The Prudential Insurance Company
                                    of America, as agent

                                    By _________________________

                                       _________________________
                                       [Printed Name and Title]

                          [EXHIBIT D]

               ASSIGNMENT AND ASSUMPTION OF LEASE



           BY THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the "Assignment"), entered into as of this ____ day of ___________, 1996, PRUDENTIAL ACQUISITIONS FUND I, L.P., ("Assignor"), agrees with
  ______________________________________________ _______________________
  ("Assignee"), as follows:


                               I.

                            RECITALS

      A. Assignor is conveying to Assignee the real property located in Los Angeles County, California, described in Exhibit A attached hereto, together with the improvements thereon (collectively the "Real Property").

      B. In connection with the foregoing conveyance, Assignor desires to simultaneously assign to Assignee, and Assignee desires to accept and assume from Assignor, Assignor's entire right, title and interest in that certain Lease (the "Lease") dated January 29, 1993, by and between Weber Distribution Warehouses, Inc., a California corporation, as "Lessee" and Assignor as "Lessor," upon the terms and conditions set forth in this Assignment.

           NOW THEREFORE, in consideration of the mutual covenants and conditions set forth in this Assignment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                              II.

                           AGREEMENTS

           1. Assignment and Assumption. Assignor hereby absolutely and irrevocably sells, transfers and assigns to Assignee, all of Assignor's right, title, and interest as Lessor or landlord in and to the Lease. Assignee hereby assumes, and agrees to perform, all of the Obligations of Lessor and landlord under the Lease.

           2. Indemnification. Assignee shall indemnify, defend, protect and hold harmless Assignor from and against any and all claims, liabilities, obligations, causes of action, costs and expenses (including reasonable attorneys fees and costs), arising in connection with any breach, default, or alleged breach or default by Assignee of its obligations under the Lease, that accrue on or after the date of this Assignment ("Post-Closing Claims"). The foregoing indemnification shall be a personal obligation of Assignee and shall not run with the Real Property.

           3. California Law. This Assignment shall be interpreted according to, and governed by, the laws of the State of California.

           4. Attorneys' Fees. If any legal action or other legal proceeding is brought by any of the parties hereto concerning any provision of this Assignment or the rights or duties of any person or entity in relation hereto, the prevailing party shall be entitled, in addition to such other relief as may be granted, to recover its costs, expert witness consulting fees and reasonable attorneys' fees incurred in such action or proceeding, which amounts shall be determined by the court and not a jury.

           IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date set forth above.

                           "ASSIGNOR"

                           PRUDENTIAL ACQUISITIONS FUND I, L.P.

                           By: PRUDENTIAL REALTY PARTNERSHIPS, INC.,
                               general partner

                               By:  The Prudential Insurance Company
                                    of America, as agent

                                    By _________________________
                                       _________________________
                                       [Printed Name and Title]

                           "ASSIGNEE"

                           _________________________________

                           By ______________________________
                              ______________________________
                                [Printed Name and Title]

                          [EXHIBIT E]

                    ACKNOWLEDGMENT OF TENANT


           Weber Distribution Warehouses, Inc., a California corporation ("Weber"), for valuable consideration, hereby agrees for the benefit of Prudential Acquisitions Fund I, L.P. ("Seller"), as follows:

           1.   Weber is the tenant under that certain Lease (the
  "Lease") dated January 29, 1993, by and between Weber as "Lessee" and Seller as "Lessor".

           2. Weber, on behalf of itself and its successors and assigns, generally releases Seller and its agents, partners, employees, affiliates, successors, and assigns, from any and all claims, demands, causes of action, and liabilities, at law or in equity, known or unknown, suspected or unsuspected, involving personal injury, property damage, economic loss or other damages suffered by Weber on or after the date hereof arising out of the Lease and/or the condition of the property (the "Property") demised by the Lease (collectively, "Claims"). Weber's agreement herein to release Seller with respect to all actual or potential Claims is a material inducement to Seller to agree to sell the Property on certain terms to an affiliate of Weber. Weber is familiar with California Civil Code Section 1542, the text of which is set forth in the footnote. For valuable consideration, Weber hereby waives its rights, if any, under said Section 1542, with respect to such Claims.

           3. Without limiting the foregoing provisions, as of the date hereof, Seller's obligations under Paragraph 59.3 of the Lease shall terminate and be of no further force or effect.

           DATED this ____ day of _______________, 1996.

  WEBER DISTRIBUTION WAREHOUSES, INC.


                           By ________________________________

                              ________________________________
                                 [Printed Name and Title]

                          [EXHIBIT F]

                     NON-FOREIGN AFFIDAVIT


           Section 1445 of the Internal Revenue Service Code of 1986 provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding tax is not required upon disposition of a U.S. real property interest by PRUDENTIAL ACQUISITIONS FUND I, L.P. ("Transferor"), to _________________ ______________________________________
  ("Transferee"), the undersigned hereby certifies the following on behalf of the Transferor:

           Transferor is not a foreign corporation, partnership, trust, estate, or individual as those terms are defined in the Internal Revenue Code and Income Tax Regulations;

           1. Transferor's U.S. Employer Identification Number is ___________________; and

           2.   Transferor's principal office is ______________
  __________________________________________.

           Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement made herein could be punished by fine, imprisonment, or both.

           Under the penalties of perjury, I, the undersigned, declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have all authority to sign on behalf of Transferor.

           DATED this ____ day of _______________, 1996.

                           PRUDENTIAL ACQUISITIONS FUND I, L.P.

                           By: PRUDENTIAL REALTY PARTNERSHIPS, INC.,
                               general partner

                               By:  The Prudential Insurance Company
                                    of America, as agent

                                    By _________________________
                                       _________________________
                                       [Printed Name and Title]

           THIS AFFIDAVIT must be retained until the end of the fifth
  (5th) taxable year following the taxable year in which the transfer referred to above takes place.

                   [notarization to be attached]

                       FIRST AMENDMENT TO
                  PURCHASE AND SALE AGREEMENT
                    AND ESCROW INSTRUCTIONS


          THIS AGREEMENT, dated (for reference purposes only) this 25th day of June, 1996, is made by and between PRUDENTIAL
  ACQUISITIONS FUND I, L.P. ("Seller") and NNW REAL ESTATE, INC., a California corporation ("Buyer"), with respect to the following facts and circumstances:

          A. Buyer and Seller have previously entered into that certain Purchase and Sale Agreement (the "Original Agreement") dated April 11, 1996. Capitalized terms used but not otherwise defined herein shall have the meanings given those terms in the Original Agreement.

          B.   Pursuant to the Original Agreement, Buyer and
  Seller have executed joint Escrow Instructions (the "Escrow
  Instructions") to Escrow Holder dated April 24, 1996.

          C. Pursuant to the Original Agreement, Buyer disapproved of its inspection of the Property prior to the last day of the Inspection Contingency Period for various reasons, including without limitation the structural condition of the Improvements and the presence of asbestos containing materials in the Improvements.

          D. In consideration of the credit against the Purchase Price provided for herein, Buyer desires to reinstate the Original Agreement and the Escrow, and approve and accept the condition of the Improvements.

          IT IS, THEREFORE, AGREED AS FOLLOWS:

          1.   The Escrow Instructions and Paragraph 2 of the
  Original Agreement are hereby amended to provide that at Closing Seller shall give Buyer a $100,000.00 credit against the Purchase Price.

          2. Buyer acknowledges that it has reached an agreement with the Title Company as to the Title Commitment.
  Accordingly, Buyer's termination right under Section 4.2 of the Original Agreement is no longer effective.

          3. The Inspection Contingency Period has expired and Buyer hereby approves of its due diligence inspection under
  Section 4.3 of the Original Agreement. Accordingly, Buyer shall have no further right to disapprove of any matters and terminate the Original Agreement or the Escrow under
  Section 4.3 of the Original Agreement.

          4.   No information or facts disclosed or
  communicated to Buyer prior to the date hereof shall constitute
  Material New Matters for purposes of Section 6.5 of the Original Agreement.

          5. Sellers' addresses for notice under Section 14.2 are modified by changing the suite numbers from "3600" to "2050."

          6.   The Original Agreement and the Escrow
  Instructions, each as amended by this Agreement are hereby reinstated and in full force and effect. Without limiting the foregoing, the Outside Closing Date shall remain July 30, 1996.

          7. This Agreement may be executed in several counterparts, each of which shall be an original, but all of such counterparts shall constitute one such Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                           SELLER:

                           PRUDENTIAL ACQUISITIONS FUND I, L.P.

                           By:     PRUDENTIAL REALTY PARTNERSHIPS,
                                   INC., general partner

                                   By:  The Prudential Insurance
                                        Company of America, as agent


                                        By   _______________________
                                             _______________________
                                             Printed Name and Title

                            BUYER:

                            NNW REAL ESTATE, INC.,
                            a California corporation

                            By   _________________________________
                                 _________________________________
                                     Printed Name and Title

                                2